As filed with the Securities and Exchange Commission on January 27, 2003
Registration No. 333-91924

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation of Organization)	95-4444963 (I.R.S. Employer Identification Number)

1631-B South Melrose Drive
Vista, California 92083
(760) 727-1002

(Address, including Zip Code, Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Joseph B. Tyson
Chief Financial Officer
Center Trust, Inc.
1631-B South Melrose Drive
Vista, California 92083
(760) 727-1002

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:

William J. Cernius
Jeevan B. Gore
Latham & Watkins LLP
650 Town Center Drive
Costa Mesa, California 92626
(213) 687-5000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check
the following box.    ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 to Center Trust, Inc.’s (“Center Trust”) Registration Statement No. 333-91924 on Form S-8 filed on July 3, 2002 (the “Registration Statement”) is filed to deregister shares of Center Trust’s common stock previously registered that remain available for issuance under the Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P., as Amended, (“Stock Option Plan”) as of the date hereof.

Under an Agreement and Plan of Merger, dated as of November 5, 2002, among Center Trust, Pan Pacific Retail Properties, Inc. (“Pan Pacific”) and MB Acquisition, Inc., a wholly-owned subsidiary of Pan Pacific (“Merger Sub”), Merger Sub was merged with and into Center Trust, with Center Trust continuing as the surviving corporation in the merger and becoming a wholly-owned subsidiary of Pan Pacific, as of January 17, 2003.

Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Center Trust hereby deregisters all shares that remain available for issuance under the Stock Option Plan as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Manhattan Beach, state of California, on January 27, 2003.

CENTER TRUST, INC., a Maryland corporation

By:	/s/ Joseph B. Tyson
Joseph B. Tyson Executive Vice President, Chief Financial Officer and Secretary